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Exhibit 10.1

(See Exhibit A hereto for information to fill in blanks.)

                        FORM OF STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement is entered into by and between ___________, hereinafter referred to as "Seller" and Excel Legacy Corporation, a Delaware corporation hereinafter referred to as "Legacy", with Seller and Legacy collectively referred to hereinafter as the "Parties".

                                 R E C I T A L S

WHEREAS, Legacy has made an offer to Seller to purchase a certain number of common shares, which Seller currently holds of Legacy's common stock; and

WHEREAS, Seller has agreed to sell to Legacy the specified number of shares, based upon certain terms and conditions;

The Parties do hereby agree as follows:

1. SALE OF SHARES: Based upon the range in the trading price of the Legacy common stock on September 25, 2000, the Parties have set the price of the stock purchase at $2.50 per share. Both Parties agree that this is a fair market price for purchase of such shares. Accordingly, Seller does hereby sell, assign, transfer and quit claim to Legacy _________ shares of common stock of Legacy for a total consideration of $_____________, effective September 25, 2000.

2. FORM OF PAYMENT: For and in consideration of Seller selling to Legacy the shares indicated above, Legacy agrees to assume any and all indebtedness which currently encumbers said shares. Such indebtedness is further described in the Loan Assumption Agreement, of even date herewith. Legacy further agrees to make, directly to the Lender, any and all payments of interest associated with the debt which currently encumbers these shares and agrees that upon maturity of such indebtedness to pay in full such amount as it comes due. As of the date of this Agreement, the amount of the indebtedness including accrual of interest through September 25, 2000 is $____________.

3. RELEASE OF GUARANTEE: For and in consideration of Seller selling the shares described above at the price of $2.50 per share, and for delivering to Legacy ___________ shares, (the "Collateral Shares") of Legacy's common stock to serve as collateral for Seller's Promissory Note, with Legacy, dated March 31, 1998 (A copy of the Promissory Note is attached hereto as Exhibit "A" and by reference is incorporated herein), Legacy does hereby release any personal guarantee and recourse obligation which Seller may have in favor of Legacy pursuant to Section 4 of the Promissory Note. The Parties agree that the outstanding loan balance as of this date is $_____________, payable by Seller to Legacy. Legacy agrees hereafter to look solely to the Collateral Shares for payment of the Promissory Note, including any interest accrual and not to require any personal guarantee or recourse


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         obligation of Seller.

4. DELIVERY OF DOCUMENTS: Seller does hereby agree and covenant to deliver to Legacy any and all documents required to transfer title of the shares being purchased by Legacy from Seller, including the execution of a stock power, as well as all other documents which may be required to properly transfer good and marketable title to said shares.

This agreement is entered into as of the day and year first above written.

                                          EXCEL LEGACY CORPORATION



                                          BY:
                                             -----------------------------------
                                                   GARY B. SABIN
                                          ITS:     CHIEF EXECUTIVE OFFICER


                                          SELLER:



                                          BY:
                                             -----------------------------------
                                                               , AN INDIVIDUAL
                                                 --------------


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SCHEDULE A


         Officers                   Number of Shares           Loan Assumed
         --------                   ----------------           ------------
         Richard B. Muir                487,350                $1,218,375.70
         Graham Bullick                 540,451                $1,351,127.44
         Eric Ottesen                   536,563                $1,341,406.76
         Mark Burton                    484,935                $1,212,338.09
                                      ---------                -------------
                                      2,049,299                $5,123,247.99
                                      =========                =============
